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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 25, 1999


                     SECURITY FIRST TECHNOLOGIES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                        000-24931              58-2395199
----------------------------             ------------        -------------------
(State or other jurisdiction             (Commission            (IRS Employer
      of incorporation)                  File Number)        Identification No.)


           3390 PEACHTREE ROAD, NE, SUITE 1700, ATLANTA, GEORGIA 30326
           -----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (404) 812-6200
                                                           --------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Board of Directors of Security First Technologies Corporation ("S1") has appointed PricewaterhouseCoopers LLP as S1's independent accountants, effective October 26, 1999. S1's former independent accountants, KPMG LLP, were dismissed effective October 25, 1999.

The reports issued by KPMG LLP on S1's financial statements for fiscal years 1997 and 1998 did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

The decision to change independent accountants to PricewaterhouseCoopers LLP was recommended by the Audit Committee of the Board of Directors of S1 in consultation with the full Board of Directors.

During S1's two most recent fiscal years and the subsequent interim period preceding the dismissal of KPMG LLP, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports.

As required by Item 304(a)(3) of Regulation S-K, S1 has furnished KPMG LLP with the disclosures contained in this Item 4 and received a letter from KPMG LLP dated November 1, 1999 addressed to the Securities and Exchange Commission and copied to S1. A copy of KPMG LLP's letter is included as Exhibit 16 hereto.

ITEM 7.                 EXHIBIT.

Exhibit No.         Description of Exhibit

16.                 Letter from KPMG LLP dated November 1, 1999.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SECURITY FIRST TECHNOLOGIES CORPORATION
                                         (Registrant)


                                         /s/ ROBERT F. STOCKWELL
                                         ---------------------------------------
                                         Robert F. Stockwell
                                         Chief Financial Officer and Treasurer



Date: October 29, 1999
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                                  EXHIBIT INDEX

Exhibit No.              Description of Exhibit

16.                      Letter from KPMG LLP dated November 1, 1999.